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Exhibit 23.7

CONSENT OF FIG PARTNERS, LLC

        We hereby consent to the inclusion of our letter to the Board of Directors of Visalia Community Bank (the "Company") as an annex to the proxy statement/prospectus relating to the proposed merger of the Company with a subsidiary of Central Valley Community Bancorp, contained in Central Valley Community Bancorp's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

/s/ Fig Partners, LLC

Los Angeles, California
March 14, 2013

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  Exhibit 23.7
CONSENT OF FIG PARTNERS, LLC